UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2012

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4820 Eastgate Mall, Suite 200, San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 2, 2012, Kratos Defense & Security Solutions, Inc. (the “Company”) completed the previously announced acquisition (the “Acquisition”) of Composite Engineering, Inc., a California corporation (“CEI”), pursuant to that certain Stock Purchase Agreement, dated as of May 8, 2012, by and among the Company, CEI, the shareholders of CEI (the “CEI Shareholders”), and Amy Fournier, in her capacity as shareholder representative thereunder (the “Stock Purchase Agreement”).  Upon completion of the Acquisition, CEI became a wholly owned subsidiary of the Company.

Pursuant to the terms of the Stock Purchase Agreement, the Company acquired all of the issued and outstanding shares of common stock of CEI for an aggregate purchase price of $155.0 million, of which $135.0 million was paid in cash, subject to adjustments for working capital and certain transaction expenses incurred by CEI, and $20.0 million was paid in shares of the Company’s common stock. The number of shares of the Company’s common stock issued to the CEI Shareholders was based on the issue price of the Company’s common stock in its underwritten public offering pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2012. The shares of the Company’s common stock that were issued to the CEI Shareholders were issued in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

The foregoing descriptions of the Stock Purchase Agreement and the Acquisition are not complete and are subject to, and qualified in their entirety by, the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 3.01 Unregistered Sale of Equity Securities.

The information required to be reported under this Item is incorporated by reference to Item 2.01 of this Current Report on Form 8−K.

Item 8.01.  Other Events.

On July 2, 2012, the Company issued a press release announcing the completion of the Acquisition and certain organizational changes.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description
2.1†
Stock Purchase Agreement, dated May 8, 2012, by and among the Company, CEI, the shareholders of CEI and Amy Fournier, the shareholders representative (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed with the SEC on May 8, 2012 (File No. 001-34460)).

99.1	Press Release, dated July 2, 2012, announcing the completion of the Acquisition and certain organizational changes.

†           Certain schedules and exhibits referenced in this document have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

By:   /s/ Deborah S. Butera
Deborah S. Butera
Senior Vice President, General Counsel and Secretary/Registered In-House Counsel

Date:  July 3, 2012

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Completes Acquisition of Aerial Drone and Targets Provider
Composite Engineering, Inc.

Kratos Announces Organizational Changes to Align Its Business with Strategic Priority Areas

SAN DIEGO, July 2, 2012 - Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, announced today that it has completed its acquisition of aerial drone and targets provider Composite Engineering, Inc. (CEI).  Kratos provides electronics and avionics that are on board CEI aircraft, and Kratos also provides ground flight control stations and electronics for the command and control of CEI aerial systems.  CEI aircraft are made from composite materials and are designed to replicate some of the most lethal threats facing this nation’s Warfighters and strategic assets.

Kratos also announced today that it has completed an internal reorganization of its business to better align Kratos’ resources for enhanced focus on the corporation’s strategic priority areas of unmanned systems, electronic warfare, satellite communications, cyber security & warfare, tactical & ballistic missile systems, intelligence, surveillance & reconnaissance and critical infrastructure security.  Virtually all of Kratos’ business today supports mission critical C5ISR related National Security programs.  With the reorganization, Kratos has five operating divisions: (1) Unmanned Systems Solutions, led by Richard Selvaggio, where all of Kratos’ unmanned systems related products business is contained, including  CEI; (2) Electronic Products, led by Rich Poirier, focused on electronic warfare, electronic attack, ISR and tactical and strategic missile systems; (3) Defense & Rocket Support Services, led by Dave Carter, focused on ballistic missile defense & defense program related services; (4) Technology & Training Solutions, led by Phil Carrai, focused on satellite communication system related products & solutions, cyber security related products & solutions and specialized training products & solutions; and (5) Kratos’ Public Safety & Security Division, led by Ben Goodwin, focused on strategic asset and critical infrastructure security solutions.

Kratos’ President and CEO Eric DeMarco said, “Consistent with our stated strategy, we are building a specialized technology and products based company that is almost entirely C5ISR based across the entire corporation, and aligned with certain of our country’s most important National Security priority areas. The reorganization we announced today will allow Kratos to focus its business development, engineering, IR&D, management and financial resources on our stated strategic priority areas as we execute our business plan.  Additionally, this reorganization is also consistent with our intended divestiture of certain noncore and nonstrategic business lines we acquired along with Integral Systems, as we discussed in detail at the end of last quarter, so that we can reallocate Kratos’ resources from these to be divested noncore business lines and toward our focus areas.  We will be providing the details on the small business lines we intend to divest when we report our second quarter results, and these planned divestitures are not anticipated to adversely impact Kratos’ operating profitability or cash flow once completed.”  Mr. DeMarco continued, “I want to welcome the entire CEI team to Kratos, where we believe we are truly building one of the most dynamic, entrepreneurial and technology based businesses in the National Security industry today.  With the merger of the CEI and Kratos organizations, we believe that that there will be significantly enhanced opportunities for the combined enterprise in the aerial target, aerial drone and unmanned aerial systems areas.”

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security priorities.  Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, unmanned systems, cyber warfare, cybersecurity, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos has primarily an engineering and technical oriented work force of approximately 4,400, many of whom hold an active National Security clearance, including Secret, Top Secret and higher.  The vast majority of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos' primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty, including risks related to general economic conditions and cutbacks in government spending. Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 25, 2011, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.